SECOND AMENDED AND RESTATED BYLAWS OF

ECOTALITY, INC.

ARTICLE I

OFFICES

Section 1.        PRINCIPAL OFFICE.

The principal office for the transaction of business of ECOtality, Inc., a Nevada corporation (the “Corporation”), shall be fixed or may be changed by approval of a majority vote of the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 2.        OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

ARTICLE II

DIRECTORS

Section 1.        RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the Corporation relating to action required to be approved by its shareholders (the “Shareholders”), or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.  The Board may delegate the management of the day-to-day operation of the business of the Corporation to an executive committee or others, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.        STANDARD OF CARE.

Each director (a “Director”) shall perform the duties of a Director, including the duties as a member of any committee of the Board of Directors upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Section 3.        NUMBER AND QUALIFICATION OF DIRECTORS.

The authorized number of Directors which shall constitute the entire Board of Directors shall be at least three (3) and not more than seven (7).  The number of Directors shall be determined by resolution of the Board from time to time at any meeting thereof or by the Shareholders at any meeting thereof.  Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation or removal.

Section 4.        ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of Shareholders (the “Annual Meeting”) to hold office until the next Annual Meeting.  Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been duly elected and qualified, or until the Director’s earlier death, resignation or removal.

Section 5.        VACANCIES.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote.  Each Director so elected shall hold office until the next Annual Meeting and until a successor has been elected and qualified.  A vacancy or vacancies in the Board shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.  The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.  Any Director may resign effective on giving written notice to the Chairman of the Board (the “Chairman”), the President, the Secretary, or the Board, unless the notice specifies a later time for that resignation to become effective.  If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.  No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

Section 6.        REMOVAL OF DIRECTORS.

Subject to applicable law, the entire Board of Directors or any individual Director may be removed from office.  In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

Section 7.        REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors.

Section 8.        SPECIAL MEETINGS.

Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairman, President, any Vice President or the Secretary, or by any two or more Directors, on at least forty-eight (48) hours notice to each Director given by one of the means specified in Section 9 of this Article II other than by mail or on at least three days notice if given by mail.

Section 9.        NOTICES.

Whenever notice is required to be given to any Director by applicable law, the Articles of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.

Section 10.      WAIVER OF NOTICE.

Whenever the giving of any notice to Directors is required by applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof, given by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting, or execution of a written consent, shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 11.      DIRECTORS’ ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board.  Such consent shall be filed with the regular minutes of the Board.

Section 12.      TELEPHONE MEETINGS.

Directors may participate in a meeting through use of a conference telephone or similar communications equipment so long as all Directors participating in such a meeting can hear and be heard by one another.

Section 13.      ORGANIZATION.

At each meeting of the Board of Directors, the Chairman or, in the absence of the Chairman, or if there is no Chairman, another director selected by the Board of Directors shall preside.  Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other officer (an “Officer”) designated for that purpose.

Section 14.      QUORUM.

A majority of the number of Directors as fixed in accordance with the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.  A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 15.      NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 16.      COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 17.      COMMITTEES.

Committees of the Board of Directors may be appointed by resolution passed by a majority of the whole Board.  Committees shall be composed of one (1) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board, except those powers expressly made non-delegable by applicable law.

Section 18.      ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be “Advisory Directors” who shall not by such appointment be members of the Board.  Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board upon invitation and to furnish consultation to the Board.  The period during which the title shall be held may be prescribed by the Board.  If no period is prescribed, the title shall be held at the pleasure of the Board.

ARTICLE III

OFFICERS

Section 1.        POSITIONS AND ELECTION.

The Officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary, and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, and other Officers.  Any number of offices may be held by the same person.

Section 2.        TERM, REMOVAL AND RESIGNATION.

Each Officer of the Corporation shall hold office until such Officer’s successor is elected and qualifies or until such Officer’s earlier death, resignation or removal.  Subject to the rights, if any, of any Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in case of an Officer elected by the Board, by any Officer upon whom such power of removal may be conferred by the Board.  Any Officer may resign at any time by giving written notice to the President or Secretary.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the Officer is a party.

Section 3.        VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 4.        CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an Officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board or prescribed by these Bylaws.  If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5 of this Article.

Section 5.        PRESIDENT/CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and Officers of the Corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board.  The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

Section 6.        VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or these Bylaws.

Section 7.        SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at meetings of the Board, the number of shares present or represented at Shareholders’ meetings and the proceedings thereof.  The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.  The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board required by these Bylaws or by law to be given. He or she shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws

Section 8.        CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares.  The books of accounts shall at all reasonable times be open to inspection by any Director.  This Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE IV

SHAREHOLDERS’ MEETINGS

Section 1.        PLACE OF MEETINGS.

All meetings of the Shareholders shall be held at the principal executive office of the Corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.        ANNUAL MEETINGS.

The Annual Meetings of the Shareholders shall be held at the date, place and time determined by the Board of Directors.  At the Annual Meeting, the Shareholders shall elect Directors and transact such other business as may be properly brought before the meeting.

Section 3.        SPECIAL MEETINGS.

Special meetings of the Shareholders (“Special Meetings”) may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President or the Secretary, and may not be called by any other person or persons.  Business transacted at any Special Meeting shall be limited to the purpose stated in the notice.

Section 4.        NOTICE OF MEETINGS.

Notice of Annual Meetings and Special Meetings, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat.  Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.  Such notices or any reports shall be given personally or by mail and shall be sent to the Shareholder’s address appearing on the books of the Corporation, or supplied by him or her to the Corporation for the purpose of the notice.  Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and, in case of a Special Meeting, the general nature of the business to be transacted.  If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the Corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office.  Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication.  The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.  When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting.  Notwithstanding the foregoing, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section 5.        WAIVER OF NOTICE.

Waiver by a Shareholder in writing of a notice required to be given to such Shareholder shall constitute a waiver of notice of the meeting, whether executed before or after such meeting.  Attendance by a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except when the Shareholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.  Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any waiver of notice.

Section 6.        ACTIONS WITHOUT A MEETING.

Unless otherwise provided for under applicable law or the Articles of Incorporation, any action which may be taken at any Annual Meeting or Special Meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Any Shareholder giving a written consent, or the Shareholder’s proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 7.        QUORUM.

The holder of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.  If, however, such majority shall not be present or represented at any meeting of the Shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present.  At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.  If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 8.        VOTING; PROXIES.

Only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.  Unless otherwise required by law or the Articles of Incorporation the election of Directors shall be decided by a plurality of the votes cast at a meeting of the Shareholders by the holders of stock entitled to vote in the election.  Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of Shareholders shall by decided by the vote of the holders of a majority of the votes cast in favor of such action at a meeting of the Shareholders by the holders of stock entitled to vote thereon.  Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of applicable law filed with the Secretary of the Corporation.

Section 9.        FIXING THE RECORD DATE.

In order that the Corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.  If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.  The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.  The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.  The Board may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 10.      ORGANIZATION.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting.  In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting.  The Secretary of the Corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 11.      INSPECTORS OF ELECTION.

In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

Section 12.	ADVANCE NOTICE OF SHAREHOLDER NOMINATIONS AND PROPOSALS.

(a)     Definitions.  As used in this Article IV, Section 12, the following terms shall have the following meanings:

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(b)     Timely Notice.  At an Annual Meeting or Special Meeting, only such nominations of persons for the election of Directors and such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an Annual Meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before an Annual Meeting by a Shareholder who is a Shareholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 12 of Article IV.  In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for Shareholder action.  For business (including, but not limited to, Director nominations) to be properly brought before an Annual Meeting by a Shareholder, the Shareholder or Shareholders of record intending to propose the business (the “Proposing Shareholder”) must have given timely notice thereof pursuant to this Section 12(b) or Section 12(d) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the Shareholders or Public Disclosure from the Board of Directors.  To be timely, a Proposing Shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, in advance of the anniversary of the previous year’s Annual Meeting; provided, however, that in the event that either (A) the Annual Meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from the first anniversary of the prior year’s Annual Meeting, or (B) no Annual Meeting was held during the prior year, then the Proposing Shareholder’s notice to be timely must be received no later than ten (10) days following the day the notice of such Annual Meeting was made by mail or Public Disclosure, regardless of any postponement, deferral or adjournment of the meeting to a later date.  In no event shall the Public Disclosure of an adjournment or postponement of an Annual Meeting commence a new notice time period (or extend any notice time period).

(c)     Shareholder Nominations.  For the nomination of any person or persons for election to the Board of Directors, a Proposing Shareholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a Director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a Director if elected, and (vi) as to the Proposing Shareholder: (A) the name and address of the Proposing Shareholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder’s notice, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Shareholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder’s notice by, or on behalf of, the Proposing Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation, (E) a representation that the Proposing Shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from Shareholders in support of the nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d)     Other Shareholder Proposals. For all business other than Director nominations, a Proposing Shareholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Shareholder proposes to bring before the Annual Meeting: (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) any other information relating to such Shareholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Article IV, Section 12(c)(vi) above.

(e)     Proxy Rules.  The foregoing notice requirements of Article IV, Section 12(d) shall be deemed satisfied by a Shareholder with respect to business other than a nomination if the Shareholder has notified the Corporation of his, her or its intention to present a proposal at an Annual Meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such Annual Meeting.

(f)      Special Meetings.  Only such business shall be conducted at a Special Meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which Directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Shareholder of the Corporation who is a Shareholder of record at the time the notice provided for in this Article IV, Section 12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Article IV, Section 12.  In the event the Corporation calls a Special Meeting for the purpose of electing one or more Directors to the Board of Directors, any such Shareholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s notice required by this Article IV, Section 12 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day prior to such Special Meeting and not earlier than the close of business on the later of (A) the one hundred twentieth (120th) day prior to such Special Meeting or (B) the tenth (10th) day following the date of Public Disclosure of the date of the Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a Special Meeting commence a new time period (or extend any notice time period).

(g)     Effect of Noncompliance.  Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any Annual Meeting or Special Meeting except in accordance with the procedures set forth in this Section 12 of Article IV and (ii) unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an Annual Meeting or Special Meeting pursuant to this Article IV, Section 12 does not provide the information required under this Article IV, Section 12 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.  The requirements of this Article IV, Section 12 shall apply to any business or nominations to be brought before an Annual Meeting or a Special Meeting by a Shareholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to Shareholders by means of an independently financed proxy solicitation. The requirements of the Article IV, Section 12 are included to provide the Corporation notice of a Shareholder’s intention to bring business or nominations before an Annual Meeting or a Special Meeting and shall in no event be construed as imposing upon any Shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an Annual Meeting or a Special Meeting.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1.        CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.  All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or any Vice President and by the Chief Financial Officer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.  Any or all of the signatures on the certificate may be facsimiles.  In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issuance.

Section 2.        TRANSFER ON THE BOOKS.

Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.        LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.        TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board may designate.

ARTICLE VI

RECORDS; REPORTS; INSPECTION

Section 1.        RECORDS.

The Corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

Section 2.        INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

Section 3.        CERTIFICATION AND INSPECTION OF BYLAWS.

The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the Corporation’s principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 4.        CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors.

Section 5.        EXECUTION OF CONTRACTS.

The Board of Directors, except as in these Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances. Unless so authorized by the Board, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.

ARTICLE VII

AMENDMENTS TO BYLAWS

Section 1.        AMENDMENT BY SHAREHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized Directors of the Corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2.        POWERS OF DIRECTORS.

Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in Section 1 of this Article VII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

Section 3.        RECORD OF AMENDMENTS.

Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place.  If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE VIII

MISCELLANEOUS

Section 1.        CORPORATE SEAL.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date and State of incorporation.

Section 2.        REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Secretary or any Assistant Secretary.

Section 3.        SUBSIDIARY CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter.  A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 4.        INDEMNITY.

Subject to applicable law, the Corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate.  In any event, the Corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the Corporation would have the power to indemnify such person against the liability insured against.

Section 5.        ACCOUNTING YEAR

The accounting year of the Corporation shall be fixed by resolution of the Board of Directors.

Approved and Adopted this 30th day of August 2011.

Barry S. Baer, Secretary

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of ECOtality, Inc., and that the foregoing Second Amended and Restated Bylaws constitute the Bylaws of Ecotality, Inc., as duly adopted at a meeting of the Board of Directors of the Corporation held August 30, 2011.

Barry S. Baer, Secretary